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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this registration statement on Form S-8 of iVillage Inc., of our report dated December 23, 1998, on our audits of the financial statements of Health ResponseAbility Systems, Inc. as of December 31, 1995 and 1996 for the two years in the period ended December 31, 1996.



                                             /s/ PricewaterhouseCoopers LLP

New York, New York
March 7, 2000